UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 11, 2005

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas	1-10560	74-2211011
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 Technology Drive, Angleton, Texas		77515
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (979) 849-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act  (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Employment Agreement with Gayla J. Delly

On November 11, 2005, Benchmark Electronics, Inc. (the Company) entered into a three-year employment agreement with Gayla J. Delly effective December 1, 2005 (the Agreement) which Agreement superseded the Company’s prior severance agreement with Ms. Delly dated as of January 24, 2002.

Under the terms of the Agreement, Ms. Delly has agreed to serve as the Company’s Executive Vice President and Chief Financial Officer, for an initial term of three (3) years, commencing December 1, 2005. The Agreement automatically renews thereafter for successive one (1) year terms (each such renewal term, a “Renewal Term”), unless either party gives written notice of termination no fewer than ninety (90) days prior to the expiration of any such Renewal Term. The Initial Term, as the same may be extended by any Renewal Term, is referred to as the “Employment Term”. In connection with such service, Ms. Delly receives an annual base salary of $410,000, subject to annual increases at the discretion of the Compensation Committee of the Board of Directors of the Company, and an annual bonus with a target opportunity of 60% of her base salary for each calendar year in the Employment Term if the Company attains certain performance objectives for such year, and an over achievement bonus opportunity of up to 60% of her base salary if the Company exceeds the foregoing performance objectives by predetermined amounts. The Company may terminate Ms. Delly’s employment at any time and Ms. Delly may terminate her employment upon 30 days’ prior written notice. In the event her employment is terminated by the Company without cause or she terminates her employment for good reason, she is entitled to receive the following cash severance benefits:

•                  Accrued but unpaid base salary and target bonus, pro rated through the date of termination;

•                  Any employee benefits to which she is entitled under the Company’s benefit plans;

•                  Severance Pay equal to 100% of her base salary for the Severance Period (as defined). The “Severance Period” means (i) if termination is at or prior to the end of the Initial Term, a period equal to the greater of (a) two (2) full years beginning on the date of termination and (b) the then remaining portion of the Initial Term and (ii) if termination is after the end of the initial term and prior to the end of the then-current Renewal Term, a period equal to one (1) full year beginning on the date of termination;

•                  Continued coverage under the Company’s medical, dental, health and other welfare benefit plans during the Severance Period at the same cost to her as was provided to her immediately prior to the date of termination.

Ms. Delly has agreed not to disclose any confidential information pertaining to the Company’s business and has agreed not to compete with the Company during her employment and for two years following termination of her employment.

The foregoing is a summary of the terms and conditions of the Agreement only, and is qualified in its entirety by reference to the full text of the Agreement attached to this Current Report as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit 10.0*

Severance Agreement between the Company and Gayla J. Delly dated January 24, 2002 (incorporated by reference from Exhibit 10.33 to Benchmark Electronics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001).

Exhibit 10.1*

Employment Agreement between the Company and its Executive Vice President and Chief Financial Officer, Gayla J. Delly, effective December 1, 2005.

* Management contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: November 14, 2005	By:	/s/ CARY T. FU
Cary T. Fu
Chief Executive Officer

EXHIBITS INDEX

Exhibit
Number	Description

Exhibit 10.0*

Severance Agreement between the Company and Gayla J. Delly dated January 24, 2002 (incorporated by reference from Exhibit 10.33 to Benchmark Electronics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001).

Exhibit 10.1*

Employment Agreement between the Company and its Executive Vice President and Chief Financial Officer, Gayla J. Delly, effective December 1, 2005.

* Management contract or compensatory plan or arrangement